Exhibit 99.2

                    , 2012

Horizon Lines, LLC

Tender for Exchange of

11.00% First Lien Senior Secured Notes due 2016, which have been registered under the

Securities Act of 1933, as amended,

for any and all outstanding 11.00% First Lien Senior Secured Notes due 2016

144A Notes (CUSIP 44049HAA14)

and

Second Lien Senior Secured Notes due 2016, which have been registered under the

Securities Act of 1933, as amended,

for any and all outstanding Second Lien Senior Secured Notes due 2016

144A Notes (CUSIP 44049H AC7, 44049H AE3 and 44049H AF0)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON , 2012 (THE “EXPIRATION DATE”), UNLESS EXTENDED BY HORIZON LINES, LLC IN ITS SOLE DISCRETION.

To Brokers, Dealers, DTC Participants, Commercial Banks, Trust Companies and Other Nominees:

Enclosed for your consideration is a prospectus, dated                     , 2012, of Horizon Lines, LLC, a Delaware corporation (the “Issuer”), and a related letter of transmittal, that together constitute the Issuer’s offer to exchange (i) up to $223,875,000 of 11.00% First Lien Senior Secured Notes due 2016 (together with the guarantees thereof, the “First Lien Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), of the Issuer, for a like aggregate principal amount of 11.00% First Lien Senior Secured Notes due 2016 (together with the guarantees thereof, the “First Lien Outstanding Notes”) of the Issuer and (2) up to $147,917,000 of Second Lien Senior Secured Notes due 2016 (together with the guarantees thereof, the “Second Lien Exchange Notes” and the Second Lien Exchange Notes together with the First Lien Exchange Notes, the “Exchange Notes”), which have been registered under the Securities Act, of the Issuer, for a like aggregate principal amount of Second Lien Senior Secured Notes due 2016 (together with the guarantees thereof, the “Second Lien Outstanding Notes” and the Second Lien Outstanding Notes together with the First Lien Outstanding Notes, the “Outstanding Notes”) of the Issuer.

We are asking you to contact your clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Outstanding Notes registered in their own names.

Enclosed herewith are copies of the following documents for forwarding to your clients:

1. The prospectus dated                     , 2012;

2. A letter of transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup U.S. federal income tax withholding;

3. Instructions to a registered holder from the beneficial owner for obtaining your clients’ instructions with regard to the exchange offer.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE IN ORDER TO OBTAIN THEIR INSTRUCTIONS.

Horizon Lines, LLC will not pay any fees or commissions to any broker, dealer or other person (other than the exchange agent as described in the prospectus) in connection with the solicitation of tenders of outstanding notes pursuant to the exchange offer.

Please refer to “Exchange Offer—Procedures for Brokers and Custodian Banks; DTC ATOP Account” in the prospectus for a description of the procedures which must be followed to tender notes in the exchange offer.

Any inquiries you may have with respect to the exchange offer may be directed to the exchange agent at 212-430-3774 or at the address set forth on the cover of the letter of transmittal. Additional copies of the enclosed material may be obtained from the exchange agent.

Very truly yours,

Horizon Lines, LLC

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON, THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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